UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2005

MOCON, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-9273	41-0903312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7500 Boone Avenue North Minneapolis, MN		55428
(Address of Principal Executive Offices)		(Zip Code)

(763) 493-6370

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.                                          Departure of Directors or Principal Offers; Election of Directors; Appointment of Principal Officers

(d)                                 On June 9, 2005, the Board of Directors of MOCON, Inc., upon recommendation of the Nominating Committee, expanded the size of MOCON’s Board of Directors to eight members and elected Robert F. Gallagher as a director to fill the vacancy created by the increase in the size of the Board.  Mr. Gallagher was also appointed by MOCON’s Board of Directors, upon recommendation of the Nominating Committee, to serve as a member of MOCON’s Audit Committee.

Mr. Gallagher currently serves as Chief Financial Officer of Stratasys, Inc., a publicly traded company that develops, manufactures and markets rapid prototyping systems and devices that permit engineers and designers to create physical models and prototypes, made of various materials, utilizing a Computer Aided Design system.  Before joining Stratasys in March 2005, Mr. Gallagher was the Chief Financial Officer of Selas Corporation of America (now known as IntriCon Corporation), a publicly traded company that is engaged in the design, development, engineering and manufacturing of micro-miniature components, systems and molded plastic parts.  From October 2000 until June 2002, Mr. Gallagher served as Chief Financial Officer for Visionics Corporation (now known as Identix Incorporated), a publicly traded fingerprint and facial recognition technology company. From October 1989 until June 2000, Mr. Gallagher was employed by TSI Incorporated, a formerly publicly traded company that was acquired in May 2000.

MOCON issued a press release announcing the election of Mr. Gallagher.  A copy of this press release is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01                                             Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release issued June 9, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOCON, INC.

Dated: June 13, 2005	By:	/s/ Dane D. Anderson
Dane D. Anderson
Vice President and Chief Financial Officer

MOCON, INC.

CURRENT REPORT ON FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

99.1	Press Release issued June 9, 2005	Filed herewith